Exhibit 99.1

             Geron Corporation Reports 2007 Second Quarter
                     Financial Results and Events


    MENLO PARK, Calif.--(BUSINESS WIRE)--July 30, 2007--Geron
Corporation (Nasdaq:GERN) today reported financial results for the three and six months ended June 30, 2007.

    For the second quarter of 2007, the company reported a net loss of $14.0 million, or $(0.19) per share, compared to $5.3 million, or $(0.08) per share, for the comparable 2006 period. Net loss applicable to common stockholders for the first six months of 2007 was $16.5 million, or $(0.23) per share, compared to $10.2 million or $(0.16) per share, for the comparable 2006 period.

    Revenues for the second quarter of 2007 were $889,000, compared to $786,000 for the comparable period in 2006. Revenues for the first six months of 2007 were $1.8 million, compared to $1.4 million for the comparable period in 2006. Revenues for 2007 and 2006 were primarily comprised of reimbursements from TA Therapeutics, the company's joint venture in Hong Kong.

    Total operating expenses for the second quarter of 2007 were $17.7 million, compared to $12.2 million for the comparable 2006 period. Research and development expenses for the second quarter of 2007 were $14.1 million, compared to $9.3 million for the comparable 2006 period. Research and development expenses increased as a result of additional hiring of product development personnel, larger volumes of purchased drug (GRN163L) for clinical trials and non-cash compensation expense for equity-based awards. General and administrative expenses for the second quarter of 2007 were $3.6 million, compared to $2.9 million for the comparable 2006 period. The increase in general and administrative expenses in the second quarter of 2007 was primarily due to recognition of non-cash compensation expense for equity-based awards and higher audit fees.

    Total operating expenses for the first six months of 2007 were $35.0 million, compared to $23.6 million for the comparable period in 2006. Research and development expenses for the first six months of 2007 were $27.3 million, compared to $18.7 million for the comparable 2006 period. Overall research and development expenses increased in 2007 as a result of additional hiring of product development personnel, larger volumes of purchased drug (GRN163L) for clinical trials and non-cash compensation expense for equity-based awards. General and administrative expenses for the first six months of 2007 were $7.7 million, compared to $5.0 million for the comparable 2006 period. The increase in general and administrative expenses for the first six months of 2007 was primarily the result of non-cash compensation expense for equity-based awards and higher audit fees.

    In June 2007, the company increased its ownership interest in a joint venture, TA Therapeutics Ltd. (TAT), from 50% to 75%.
Consequently, the operating results of TAT have been consolidated into the company's financial statements since June 16, 2007.

    Second Quarter 2007 Highlights:

    -- At the Pan Pacific Lymphoma Conference, Geron provided an update of its ongoing Phase I/II trial of its telomerase inhibitor drug, GRN163L. Results to date indicate good pharmacokinetics and tolerability in patients with chronic lymphocytic leukemia (CLL).

    -- At the Federation of Clinical Immunology Societies meeting, Geron presented research studies indicating that GRNOPC1, the company's human embryonic stem cell (hESC)-based therapy for the treatment of spinal cord injury, evades a direct attack by the human immune system. The findings could mean that patients treated with GRNOPC1 would require significantly lower doses and/or shorter courses of immunosuppression than what is currently required for patients who undergo solid organ transplants.

    -- At the International Society of Stem Cell Research conference, Geron presented research documenting scalable production, survival following engraftment and positive impact on cardiac function in infarcted rats for GRNCM1, the company's hESC-based therapy for heart failure. Other conference presentations focused on the gene expression and neurotrophic protein secretion patterns of hESC-derived oligodendroglial progenitor cells for acute spinal cord injury and the functional characterization of hESC-derived islets for diabetes and hESC-derived chondrocytes for arthritis and other orthopedic applications.

    -- Geron increased its stake in a joint venture entity, TA
Therapeutics Ltd. (TAT), from 50% to 75% ownership. TAT is a Hong Kong company that conducts research for the development of telomerase activator drugs to restore the functional and regenerative replicative capacity of cells.

    Conference Call

    At 8:00 a.m. PDT / 11:00 a.m. EDT on Tuesday, July 31, Thomas B. Okarma, Ph.D., M.D., Geron's chief executive officer, and David L. Greenwood, Geron's chief financial officer, will host a conference call to discuss the company's second quarter and year-to-date results.

    Participants can access the conference call via telephone by dialing 866-383-7998 (U.S.) or 617-597-5329 (international). The passcode is 90455587. A live audio-only Webcast is also available through a link that is posted on the conferences page in the Investor Relations section of Geron's Website at http://www.geron.com. The audio Web broadcast of the conference call will be available for replay through Aug. 31, 2007.

    Geron is a Menlo Park, Calif.-based biopharmaceutical company that is developing and intends to commercialize first-in-class therapeutic products for the treatment of cancer and degenerative diseases, including spinal cord injury, heart failure, diabetes and HIV/AIDS. The products are based on Geron's core expertise in telomerase and human embryonic stem cells. For more information, visit www.geron.com.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended March 31, 2007.



                          GERON CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                            THREE MONTHS ENDED     SIX MONTHS ENDED
                                 JUNE 30,              JUNE 30,
(In thousands, except                  Restated              Restated
 share and per share data)    2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
                                       (Note 1)              (Note 1)

Revenues from
 collaborative agreements        $304       $111       $597       $166
License fees and royalties        585        675      1,208      1,203
                           ---------- ---------- ---------- ----------
   Total revenues                 889        786      1,805      1,369

Operating expenses:
  Research and development     14,098      9,326     27,287     18,689
  General and
   administrative               3,557      2,868      7,686      4,950
                           ---------- ---------- ---------- ----------
 Total operating expenses      17,655     12,194     34,973     23,639
                           ---------- ---------- ---------- ----------
Loss from operations         (16,766)   (11,408)   (33,168)   (22,270)

Unrealized (loss) gain on
 derivatives                     (36)      3,996     14,769      8,078
Interest and other income       2,843      2,189      5,635      4,081
Interest and other expense       (26)       (38)       (54)       (78)
                           ---------- ---------- ---------- ----------
Net loss                     (13,985)    (5,261)   (12,818)   (10,189)
Deemed dividend on
 derivatives                       --         --    (3,661)         --
                           ---------- ---------- ---------- ----------
Net loss applicable to
 common stockholders        $(13,985)   $(5,261)  $(16,479)  $(10,189)
                           ========== ========== ========== ==========

Basic and diluted net loss
 per share applicable to
 common stockholders          $(0.19)    $(0.08)    $(0.23)    $(0.16)
                           ========== ========== ========== ==========
Shares used in computing
 basic and diluted net
 loss per share applicable
 to common stockholders    74,077,733 65,932,548 72,937,395 65,510,704
                           ========== ========== ========== ==========




                CONDENSED CONSOLIDATED BALANCE SHEETS

                                       JUNE 30, 2007 DECEMBER 31, 2006
                                       -------------------------------
(In thousands)                         (Unaudited)       (Note 2)

Current assets:
  Cash, restricted cash and cash
   equivalents                              $127,473          $136,412
  Marketable securities                       90,011            77,448
  Interest and other receivables               1,259             1,268
  Other current assets                         3,888             2,025
                                       ------------- -----------------
Total current assets                         222,631           217,153

Property and equipment, net                    3,868             2,482
Deposits and other assets                      1,734             1,165
                                       ------------- -----------------
                                            $228,233          $220,800
                                       ============= =================

Current liabilities                          $13,436            46,776
Noncurrent liabilities                         1,748               105
Stockholders' equity                         213,049           173,919
                                       ------------- -----------------
                                            $228,233          $220,800
                                       ============= =================

Note 1: Restated financial information derived from quarterly financial statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2006.

Note 2: Derived from audited financial statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2006.



    CONTACT: Russo Partners, LLC
             Media:
             David Schull, 858-717-2310
             david.schull@russopartnersllc.com
             Investors:
             Matthew Haines, 212-845-4235
             matthew.haines@russopartnersllc.com
             or
             Geron
             David L. Greenwood, Chief Financial Officer, 650-473-7765 info@geron.com